-----Original Message-----
From: Rick Turner [mailto:rturner@myzipsoft.com] On Behalf Of rturner@aclasifiedad.net
Sent: Thursday, March 03, 2005 5:21 PM
To: denise@achusa.com
Subject: FW: CUSIP Confirmation: A CLASSIFIED AD INC



-----Original Message-----
From: cusip_confirmation@standardandpoors.com
[mailto:cusip_confirmation@standardandpoors.com]
Sent: Thursday, March 03, 2005 11:19 AM
To: rturner@myzipsoft.com
Subject: CUSIP Confirmation: A CLASSIFIED AD INC


CUSIP SERVICE BUREAU
STANDARD & POOR'S, a division of The McGraw-Hill Companies, Inc.
55 Water Street, New York, NY  10041

March 03, 2005

RICK TURNER
MYZIPSOFT INC
100 VILLAGE SQUARE CROSSING STE 202
PALM BEACH GARDENS, FL 33410

Mr. RICK TURNER

This is in response to your request for the assignment of a Corporate CUSIP Number to:

ISSUER: A CLASSIFIED AD INC

CUSIP NUMBER: 00089Y 10 9
ISIN NUMBER : US00089Y1091
ISSUE DESCRIPTION: COM
RATE:
MATURITY:


IMPORTANT NOTICE:

The CUSIP Service Bureau requires that FINAL documentation (i.e. prospectus or official statement in print or electronic form) be sent to the CUSIP Service Bureau as soon as it is available. 'Requestor' risks suspension and/or withdrawal of the CUSIP number(s) without the receipt of final documentation by the CUSIP Service Bureau within 10 days of the offering date.

E-Mail addresses for final documents:

  Corporate      cusip_corpfinal@standardandpoors.com
  Municipal      cusip_munifinal@standardandpoors.com

Address for print documents:

  CUSIP Service Bureau
  Standard & Poor's CUSIP Service Bureau
  55 Water Street, 47th Floor
  New York, NY 10041

'Requestor' receives a 10% discount on CUSIP applications made via the Internet. From the CUSIP home page (www.cusip.com), click the CUSIPRequest button.

E-mail addresses for electronic preliminary documentation:

  Corporate      cusip_corp@standardandpoors.com
  Municipal      cusip_muni@standardandpoors.com
  PPN            cusip_ppn@standardandpoors.com
  International  cusip_global@standardandpoors.com

Please call the CUSIP Data Collection department at (212) 438-6565 with any questions.

Sincerely yours,

Gerard Faulkner
Editor
CUSIP Service Bureau

The assignment of a CUSIP number to a particular security by Standard & Poor's is not intended by Standard & Poor's to be, and should not be construed as, an endorsement of such security, a recommendation to purchase, sell or hold such security or an opinion as to the legal validity of such security.

Privacy Notice - Standard & Poor's CUSIP Service Bureau does not share your contact information with other companies or McGraw-Hill units.
For more information about the McGraw-Hill Companies' Privacy Policy, visit our Web site http:// www.mcgraw-hill.com/privacy.html or call us at (212) 438-6552. To review the accuracy of the inform- ation we have collected from you, please mail written request to:
Standard & Poor's CUSIP Service Bureau, Attention: Maria Latorraca,
55 Water Street, New York, NY 10041

Please be advised that the CUSIP Service Bureau has instituted an annual Data Certification initiative. The issuer will be contacted directly and asked to certify the data elements the CUSIP Service
Bureau has in regards to it issues.

This Confirmation was sent by e-mail at 11:17:41 03 Mar 2005.

CUSIP
Trademark of the Committee on Uniform Security Identification
Procedures.
The American Bankers Association.